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                                                                    EXHIBIT 99.1

                     CONSENT OF AFC CABLE FINANCIAL ADVISOR

    We hereby consent to the inclusion of our opinion letter to the Board of Directors of AFC Cable Systems, Inc. as an Appendix to the Proxy Statement/Prospectus relating to the proposed share exchange with Tyco International Ltd. and AFC Cable Systems, Inc. contained in the Registration Statement on Form S-4 of Tyco International Ltd. filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Proxy Statement/Prospectus.

                                      THE ROBINSON-HUMPHREY COMPANY, LLC

Boston, Massachusetts
September 27, 1999